Exhibit 99.1

Vitacost.com Announces Results for the Second Quarter 2014

Second Quarter Revenue Increases 7% Year-over-Year to $104.2 Million

Company Reports Adjusted EBITDA of $1.5 Million

BOCA RATON, Fla., August 6, 2014 – Vitacost.com, Inc. (NASDAQ:VITC), a leading online retailer of healthy living products, today reported financial results for the second quarter ended June 30, 2014. The Company reported total net sales of $104.2 million, a 7% increase from total net sales of $97.2 million for the second quarter of 2013. Shipped orders on the Company’s core vitacost.com website increased 4% year-over-year in the second quarter benefiting from the addition of 247,000 new customers.

Non-GAAP adjusted EBITDA was $1.5 million for the second quarter of 2014, excluding fees related to the Company’s freight savings program and the proposed merger with Kroger, compared to an adjusted EBITDA loss of $1.5 million in the second quarter of 2013. The Company reported an operating loss of $1.8 million in the second quarter of 2014, compared to an operating loss of $4.4 million in the second quarter of 2013.

“During the second quarter, we improved our gross margin and also achieved operating leverage across our business resulting in positive adjusted EBITDA,” stated Jeffrey Horowitz, Vitacost.com’s Chief Executive Officer. “In addition, we released upgrades to our mobile experience and launched new proprietary products in non-VMHS categories, such as natural and gourmet foods and home care products.”

Second Quarter Financial Highlights

Customer Acquisition: The Company added 247,000 new customers in the second quarter of 2014 on its vitacost.com website, in-line with the year ago period. In total, the Company added 339,000 new customers in the second quarter of 2014, an increase of 4% year-over-year, including results from the Company’s Amazon.com sales channel.

Active Customer Base: The number of active customers on the Company’s vitacost.com website was 1.8 million at the end of the second quarter, up 5% year-over-year. The Company ended the second quarter of 2014 with 2.3 million total active customers, up 8% year-over-year, including results from the Company’s Amazon.com sales channel.

Number of Shipped Orders: The Company shipped 1.3 million orders generated from its vitacost.com website, up 4% year-over-year. The Company shipped 1.4 million total orders in the second quarter of 2014, up 5% year-over-year, including results from the Company’s Amazon.com sales channel.

Average Order Value: The Company’s AOV from its vitacost.com website was $77.39, a 2% year-over-year increase. Total AOV for the second quarter of 2014 was $72.84, an increase of 1% year-over-year, including orders generated from the Company’s Amazon.com sales channel which carries a lower AOV.

Gross Margin: Gross margin was 23.4% in the second quarter of 2014 compared to 22.3% in the second quarter of 2013.

Fulfillment Expense: Fulfillment expense on a per order shipped basis decreased 3% year-over-year, excluding fees related to the Company’s freight savings program, which expired in June 2014. As a percentage of net sales, fulfillment expense was 8.2% for the second quarter of 2014 compared to 8.9% in the second quarter of 2013. Excluding fees related to the Company’s current freight savings program, fulfillment expense as a percentage of net sales was 7.8% in the second quarter of 2014, compared to 8.2% in the year ago quarter.

Sales & Marketing Expense: Sales and marketing expense was $8.1 million or 7.8% of net sales in the second quarter of 2014, compared to $8.6 million or 8.9% of net sales in the second quarter of 2013.

Balance Sheet: The Company had cash and cash equivalents of $28.0 million as of June 30, 2014.

E-Commerce Metrics

A copy of historical e-commerce metrics is available on the Company's website at http://investor.vitacost.com.

Conference Call Information

The Company will host a conference call to discuss these results and will provide additional comments and details at that time. Participating on the call will be Jeffrey Horowitz, the Company’s Chief Executive Officer and Brian Helman, the Company’s Chief Financial Officer.

The conference call is scheduled to begin today at 10:00 a.m. ET. The call will be broadcast live over the Internet hosted on the Investor Relations section of Vitacost.com's website at http://investor.vitacost.com, and will be archived online through August 20, 2014. In addition, you may dial (877) 705-6003 to listen to the live broadcast.

A telephonic playback will be available from 1:00 p.m. ET, August 6, 2014, through August 20, 2014. Participants can dial (877) 870-5176 to hear the playback. The pass code is 13587254.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Nasdaq:VITC) is a leading online retailer of healthy living products, including dietary supplements such as vitamins, minerals, herbs and other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, pet products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com.  Vitacost.com, Inc. strives to offer its customers the broadest selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Additional Information and Where to Find It.

This communication is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Vitacost.com, Inc. (the “Company”) common stock is being made pursuant to a tender offer statement on schedule TO, including an offer to purchase and other related materials that Vigor Acquisition Corp., a wholly owned subsidiary of The Kroger Co. (“Parent”), has filed with the Securities and Exchange Commission. In addition, the Company has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  The Company’s stockholders can obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the offer, free of charge at the website of the Securities and Exchange Commission at www.sec.gov, from the Information Agent named in the tender offer materials or from the Company’s Investor Relations Department at (561) 982-4180.  The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include statements regarding the Company’s future growth prospects, the Company’s expectations regarding customer growth and future investments to support growth, involve known and unknown risks and uncertainties, which may cause the Company’s actual results in current or future periods to differ materially from those anticipated or projected herein. Those risks and uncertainties include, among other things, significant competition in the Company’s industry; unfavorable publicity or consumer perception of the Company’s products on the Internet; the incurrence of material product liability and product recall costs; costs of compliance and the Company’s failure to comply with government regulations; inability to defend intellectual property claims; the Company’s failure to keep pace with the demands of customers for new products; the current global economic climate; disruptions in the Company’s information technology systems, and the lack of long-term experience with human consumption of some of the Company’s products with innovative ingredients. Those and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the full year ended December 31, 2013 and in the Company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof.

Discussion of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), Vitacost.com uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets. To adjust for the impact of certain matters in 2013, the Company has further adjusted its EBITDA calculation to exclude the impact of stock-based compensation expense and expenses from certain legal actions, settlements and related costs, severance costs, and certain other charges and credits. These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Operating income (loss) is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. Attached at the end of this release is a reconciliation of reported operating income (loss) determined under GAAP to the presentation of adjusted EBITDA.

Vitacost.com, Inc.
Unaudited Balance Sheets
(In thousands, except par value)

	As of
Assets	June 30, 2014	December 31, 2013
Current Assets
Cash and cash equivalents	$28,006	$24,799
Accounts receivable, net	2,898	1,486
Inventory	37,377	37,143
Prepaid expenses	1,571	902
Other current assets	376	567
Total current assets	70,228	64,897

Property and equipment, net	28,235	30,288

Other assets	3,075	3,192

Total assets	$101,538	$98,377

Liability and Stockholders' Equity
Current Liabilities
Accounts payable	34,158	29,357
Deferred revenue	4,973	4,634
Accrued expenses	7,871	6,326
Total current liabilities	47,002	40,317

Deferred tax liability	428	402
Total liabilities	$47,430	$40,719

Commitments and Contingencies

Stockholders' Equity
Preferred stock, par value $.00001 per share; 25,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.00001 per share; 100,000 shares authorized; 34,054 and 34,050 shares issued and outstanding at June 30, 2014, and December 31, 2013, respectively	-	-
Additional paid-in capital	115,780	113,658
Warrants	4,347	4,347
Accumulated deficit	(66,019)	(60,347)
Total stockholders' equity	54,108	57,658
Total liabilities and stockholders' equity	$101,538	$98,377

Vitacost.com, Inc.
Condensed Statements of Operations
(In thousands, except per share)
(Unaudited)
	Three Months Ended
	June 30, 2014			June 30, 2013
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$104,228		$104,228	$97,234		$97,234

Cost of Goods Sold	79,852		79,852	75,535		75,535
Gross Profit	24,376		24,376	21,699		21,699

Fulfillment (1)	8,595	475	8,120	8,660	663	7,997
Sales & Marketing	8,094		8,094	8,610		8,610
General & Administrative (2)	9,467	604	8,863	8,829		8,829
Total Operating Expenses	26,156		25,077	26,099		25,436

Operating Loss	(1,780)		(701)	(4,400)		(3,737)

Other Income	31		31	37		37

Loss Before Income Taxes	(1,749)		(670)	(4,363)		(3,700)
Income Tax Expense	(13)		(13)	(13)		(13)

Net Loss	$(1,762)		$(683)	$(4,376)		$(3,713)

EPS
Basic	$(0.05)		$(0.02)	$(0.13)		$(0.11)
Fully Diluted	$(0.05)		$(0.02)	$(0.13)		$(0.11)

Basic Shares Outstanding	34,054		34,054	33,612		33,612
Fully Diluted Shares Outstanding (3)	34,054		34,054	33,612		33,612

1. Fulfillment expense adjusted for fees related to freight savings program which expired in June 2014.

2. G&A expense adjusted for expense related to proposed merger with The Kroger Co.

3. The inclusion of common stock equivalents in the calculation of diluted earnings per share during the periods was anti-dilutive.

Vitacost.com, Inc.
Condensed Statements of Operations
(In thousands, except per share)
(Unaudited)
	Six Months Ended
	June 30, 2014			June 30, 2013
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$209,058		$209,058	$194,990		$194,990

Cost of Goods Sold	161,563		161,563	150,662		150,662
Gross Profit	47,495		47,495	44,328		44,328

Fulfillment (1)	17,859	1,146	16,713	17,576	1,551	16,025
Sales & Marketing	16,794		16,794	17,026		17,026
General & Administrative (2)	18,542	604	17,938	17,132		17,132
Total Operating Expenses	53,195		51,445	51,734		50,183

Operating Loss	(5,700)		(3,950)	(7,406)		(5,855)

Other Income	54		54	57		57

Loss Before Income Taxes	(5,646)		(3,896)	(7,349)		(5,798)
Income Tax Expense	(26)		(26)	(26)		(26)

Net Loss	$(5,672)		$(3,922)	$(7,375)		$(5,824)

EPS
Basic	$(0.17)		$(0.12)	$(0.22)		$(0.17)
Fully Diluted	$(0.17)		$(0.12)	$(0.22)		$(0.17)

Basic Shares Outstanding	34,053		34,053	33,566		33,566
Fully Diluted Shares Outstanding (3)	34,053		34,053	33,566		33,566

1. Fulfillment expense adjusted for fees related to freight savings program which expired in June 2014 and adjusted for $135K in severance paid to former Chief Operating Officer in 1Q13.

2. G&A expense adjusted for expense related to proposed merger with The Kroger Co.

3. The inclusion of common stock equivalents in the calculation of diluted earnings per share during the periods was anti-dilutive.

Vitacost.com - Supplemental Net Sales Information
($ in 000s)
	Three Months Ended June 30,
	2014	2013
Third-party products	$80,181	$73,305
Proprietary products	20,527	20,105
Freight	3,520	3,824
Net sales	$104,228	$97,234

	Six Months Ended June 30,
	2014	2013
Third-party products	$160,857	$147,850
Proprietary products	41,040	39,487
Freight	7,161	7,653
Net sales	$209,058	$194,990

Adjusted EBITDA Calculation ($ in 000s)

	Three Months Ended June 30,
	2014	2013
Reported operating loss	$(1,780)	$(4,400)
Depreciation and amortization	1,470	1,654
Stock-based compensation expense	732	539

Adjustments:
- Kroger Merger expense	604	-
- Fees for freight savings program	475	663

Adjusted EBITDA	$1,501	$(1,544)

	Six Months Ended June 30,
	2014	2013
Reported operating loss	$(5,700)	$(7,406)
Depreciation and amortization	3,174	3,309
Stock-based compensation expense	1,572	1,315

Adjustments:
- Kroger Merger expense	604	-
- Severance/recruiting for executives	-	135
- Fees for freight savings program	1,146	1,416

Adjusted EBITDA	$796	$(1,231)

Investor Contact:

Vitacost.com

Kathleen Reed

Director of Investor Relations

561.982.4180 #2292

Kathleen.reed@vitacost.com

ICR, Inc.

Katie Turner

Managing Director

646.277.1228

Katie.turner@icrinc.com